UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

KEYSIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2017, Keysight Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of Goldman, Sachs & Co., BNP Paribas Securities Corp., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Wells Fargo Securities, LLC (the “Underwriters”), pursuant to which the Company agreed to sell $700,000,000 aggregate principal amount of its 4.60% Senior Notes due 2027 (the “Notes”) to the Underwriters. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The Company offered the Notes pursuant to its effective shelf registration statement on Form S-3 (No. 333-216838). The offering is expected to close on April 6, 2017.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Certain of the Underwriters and/or their affiliates are lenders and/or agents under the Company’s revolving credit facility and term loan facility that the Company may draw upon in connection with the Company’s contemplated merger with Ixia. In particular, an affiliate of Goldman, Sachs & Co. is the administrative agent and a lender under each of the Company’s revolving credit facility and term loan facility. Certain of the Underwriters and/or their affiliates have also acted as underwriters for the Company’s offering of its shares of common stock, par value $0.01 per share, which closed on March 28, 2017. In addition, the Underwriters and/or their affiliates have agreed to provide the Company with a bridge loan commitment. Goldman, Sachs & Co. is also providing financial advisory services to the Company in connection with its contemplated merger with Ixia for which they are receiving customary fees and expenses.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein. The description of the Underwriting Agreement herein does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 28, 2017, between Keysight Technologies, Inc. and Goldman, Sachs & Co., as representative of Goldman, Sachs & Co., BNP Paribas Securities Corp., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Wells Fargo Securities, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

By:	/s/ Jeffrey K. Li
Name:	Jeffrey K. Li
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: April 3, 2017

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 28, 2017, between Keysight Technologies, Inc. and Goldman, Sachs & Co., as representative of Goldman, Sachs & Co., BNP Paribas Securities Corp., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Wells Fargo Securities, LLC.